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                                                                    Exhibit 23.1


Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(File No. 333-07951), Form S-8 (File No. 333-27285), Form S-8
(File No. 333-47748), Form S-8
(File No. 333-59364), Form S-8 (File No. 333-70205), Form S-8
(File No. 333-70207), Form S-8
(File No. 333-70209), Form S-8 (File No. 333-76032), Form S-8
(File No. 333-76301), Form S-8
(File No. 333-76303), Form S-8 (File No. 333-76305), Form S-8
(File No. 333-76307), Form S-8
(File No. 333-76309), Form S-8 (File No. 333-76311), Form S-8
(File No. 333-76313), Form S-8
(File No. 333-76315), Form S-8 (File No. 333-76317) of Alabama National BanCorporation of our report dated January 17, 2002, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
March 19, 2002